Exhibit 99.1
------------

AIRGAS  News Release                          Airgas, Inc.
                                              259 N. Radnor-Chester Road
                                              Suite 100
                                              Radnor, PA  19087-5283
                                              www.airgas.com
------------------------------------------------------------------------

Investor Contact:                              Media Contact:
----------------                               -------------
Melissa Nigro (610) 902-6206         James Ely (610) 902-6010
melissa.nigro@airgas.com                   jim.ely@airgas.com


For release:  IMMEDIATELY

              AIRGAS REPORTS FOURTH QUARTER EPS OF $0.25

RADNOR, PA - May 7, 2003 -- Airgas, Inc., (NYSE: ARG) today reported earnings for its fourth quarter and fiscal year ended March 31, 2003. Net earnings for the quarter were $18.2 million, or $0.25 per diluted share, compared to $8.7 million, or $0.12 per diluted share, in the same period a year ago. The prior-year fourth quarter included a charge related to a litigation settlement of $8.5 million ($5.7 million after tax) or $.08 per diluted share.

The reported net earnings before the cumulative effect of a change in accounting principle for the year ended March 31, 2003 were $68.1 million, or $0.94 per diluted share, compared to $48.6 million, or $0.69 per diluted share for the prior year. Net earnings per diluted share were $0.94 for year ended March 31, 2003 versus a loss of ($0.15) in the prior year, which reflects a change in accounting for goodwill. Fiscal 2003 earnings reflect a first quarter restructuring charge of $2.7 million ($1.7 million after tax) or $.03 per diluted share related to the integration of the Air Products acquisition.

"The weak industrial economy created a very tough sales environment in fiscal 2003. However, we remained focused on executing our strategic initiatives, pursuing growth in niches like medical and specialty gas, and integrating acquired assets," said Airgas Chairman and Chief Executive Officer Peter McCausland. "I am very proud of the drive and determination displayed by all Airgas associates during the year."

While fourth quarter sales increased 6% to $443 million, total same-store sales declined 1% compared to the same quarter a year ago, reflecting continued weakness in manufacturing and other industrial segments. Same-store sales in the Distribution segment were down 2%, reflecting a 4% decline in hardgoods while gas and rent was flat. Same-store sales for the Gas Operations segment increased 6%.

The Company continued to generate strong free cash flow during fiscal 2003, enabling it to reduce adjusted debt by $96 million. In line with the new guidance from the Securities and Exchange Commission on the use of non-GAAP financial measures, the Company has revised the calculation of its liquidity measure "Free Cash Flow", making this useful measure more transparent and traceable to the Statement of Cash Flows. The new definition of Free Cash Flow and a reconciliation to the attached Consolidated Statement of Cash Flows, as well as the definition of adjusted debt and reconciliation to the balance sheet are attached.
Free Cash Flow for the year ended March 31, 2003 was $104 million versus $133 million in the prior year. The fiscal 2003 decline in free cash flow reflects an investment in the new liquid CO2 plant in Hopewell, VA; a cash disbursement related to a prior year litigation settlement; and higher cash interest payments on the prior year's subordinated debt issuance resulting from a long first coupon period.

McCausland continued, "The year ahead looks like it may not be an easy one as we could face as many challenges as opportunities, but I believe we are a strong organization with the ability to execute in any environment. We expect to continue growing our earnings and project to earn between $1.05 and $1.12 per diluted share in fiscal 2004. The low end of the range reflects a continuation of the current environment and the high end assumes improvement."

The Company will conduct an earnings teleconference on Thursday, May 8, 2003, beginning at 8:30 a.m. Eastern Time. Access the teleconference by calling (800) 946-0270. Slides to be presented during the Company's teleconference and information about how to access a live and on-demand webcast of the teleconference are available in the `Investor Info' section on the Company's Internet site www.airgas.com. The telephone replay will be accessible for one week starting May 8th at approximately 11:00 a.m. Eastern Time by calling (888) 203-1112 and entering passcode 495366.

ABOUT AIRGAS, INC.

Airgas, Inc. is the largest U.S. distributor of industrial, medical and specialty gases, welding, safety and related products. Its integrated network of nearly 800 locations includes branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

FORWARD-LOOKING STATEMENTS

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: the challenges that the Company may face in fiscal 2004; the Company's ability to execute in any environment; the future growth of the Company's earnings; and, the
range of expected earnings per share for fiscal 2004.   Airgas
intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include; the success of the Company's ability to execute on its strategic initiatives of improving operational efficiency and growing sales and market share; an economic downturn; increased industry competition; adverse changes in customer buying patterns; significant fluctuations in interest rates; adverse changes in general economic conditions; political and economic uncertainties associated with current world events; and other factors described in the Company's reports, including Form 10-K dated March 31, 2002 and Form 10-Q reports dated June 30, 2002, September 30, 2002 and December 31, 2002, filed by the Company with the Securities and Exchange Commission.

     Consolidated statements of earnings, consolidated condensed balance sheets and consolidated statements of cash flow follow.

                         AIRGAS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
                 (Amounts in thousands, except per share data)

                                          (Unaudited)
                                       Three Months Ended        Year Ended
                                           March 31,              March 31,
                                        2003       2002       2003        2002
                                        ----       ----       ----        ----
Net sales                             $442,904   $415,957   $1,786,964  $1,636,047

Costs and expenses:
 Cost of products sold (excl. deprec.) 209,756    204,680      850,316     818,753
 Selling, distribution and
   administrative expenses (a)         174,789    165,833      698,228     619,316
 Depreciation                           17,774     17,288       73,482      64,785
 Amortization                            1,427      1,940        6,362       8,160
 Special charges (b)                        --         --        2,694          --
                                       -------    -------    ---------   ---------
     Total costs and expenses          403,746    389,741    1,631,082   1,511,014
                                       -------    -------    ---------   ---------

Operating income                        39,158     26,216      155,882     125,033

Interest expense, net                  (10,249)   (11,802)     (46,375)    (47,013)
Discount on securitization of
 trade receivables                        (772)      (799)      (3,326)     (4,846)
Other income (expense), net                (54)      (411)        (645)      1,382
Equity in earnings of unconsolidated
 affiliates                                741        960        3,768       3,835
                                       -------    -------    ---------   ---------
Earnings before income taxes and the
 cumulative effect of a change in
 accounting principle                   28,824     14,164      109,304      78,391

Income tax expense                      10,659      5,428       41,199      29,806
                                       -------    -------    ---------   ---------

 Earnings before the cumulative
  effect of a change in accounting
  principle                             18,165      8,736       68,105      48,585


Cumulative effect of a change in
  accounting principle (c)                  --         --           --     (59,000)
                                       -------    -------    ---------   ---------
Net earnings (loss)                    $18,165     $8,736      $68,105    $(10,415)
                                       =======    =======    =========   =========

Basic earnings (loss) per share:
 Earnings per share before the
   cumulative effect of a change in
   accounting principle                $   .26    $   .13      $   .97    $   .71
 Cumulative effect per share of a
   change in accounting principle           --         --           --       (.86)
                                       -------    -------      -------    -------
 Net earnings (loss) per share         $   .26    $   .13      $   .97    $  (.15)
                                       =======    =======      =======    =======

Diluted earnings (loss) per share:
 Earnings per share before the
   cumulative effect of a change in
   accounting principle                $   .25    $   .12      $   .94    $   .69
 Cumulative effect per share of a
   change in accounting principle           --         --           --       (.84)
                                       -------    -------      -------    -------
 Net earnings (loss) per share         $   .25    $   .12      $   .94    $  (.15)
                                       =======    =======      =======    =======
Weighted average shares
outstanding:
 Basic                                  71,100     68,900       70,500     68,100
 Diluted                                73,000     71,400       72,300     69,900

See attached notes.

                         AIRGAS, INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                            (Amounts in thousands)

                                         March 31,    March 31,
                                           2003         2002
                                           ----         ----
ASSETS
Trade accounts receivable, net (d)      $   71,346   $   88,634
Inventories, net                           151,405      154,045
Deferred income tax asset, net              17,688       13,210
Prepaids and other current assets           30,143       47,654
                                         ---------    ---------
  TOTAL CURRENT ASSETS                     270,582      303,543

Property, plant and equipment, net         869,492      893,015
Goodwill                                   437,709      406,548
Other intangible assets, net                19,832       25,718
Other non-current assets                   102,628       88,233
                                         ---------    ---------
  TOTAL ASSETS                          $1,700,243   $1,717,057
                                         =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable, trade                 $   85,375   $   82,485
Accrued expenses and other current
 liabilities                               121,292      136,390
Current portion of long-term debt            2,229        2,456
                                         ---------    ---------
  TOTAL CURRENT LIABILITIES                208,896      221,331

Long-term debt (d)                         658,031      764,124
Deferred income taxes                      209,140      198,173
Other non-current liabilities               27,243       30,343

Stockholders' equity                       596,933      503,086
                                         ---------    ---------
  TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                 $1,700,243   $1,717,057
                                         =========    =========

See attached notes.

                         AIRGAS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Amounts in thousands)

                                                        Year Ended   Year Ended
                                                         March 31,    March 31,
                                                           2003         2002
                                                           ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss)                                      $ 68,105     $(10,415)
Adjustments to reconcile net earnings (loss)
 to net cash provided by operating activities:
  Depreciation                                             73,482       64,785
  Amortization                                              6,362        8,160
  Deferred income taxes                                     8,655       34,578
  Equity in earnings of unconsolidated affiliates          (3,768)      (3,835)
  (Gains) losses on divestitures                              241       (1,916)
  (Gains) losses on sales of plant and equipment             (257)         405
  Stock issued for employee stock purchase plan             8,951        7,369
  Cumulative effect of a change in accounting principle        --       59,000
  Other non-cash charges                                       --        1,068
Changes in assets and liabilities, excluding effects of
 business acquisitions and divestitures:
  Securitization of trade receivables                      24,900       60,800
  Trade receivables, net                                   (8,316)       9,111
  Inventories, net                                          4,675       12,614
  Prepaid expenses and other current assets                17,718      (24,743)
  Accounts payable, trade                                   2,884        6,148
  Accrued expenses and other current liabilities           (8,021)      18,300
  Other assets                                              2,068        5,081
  Other liabilities                                        (3,280)       2,871
                                                          -------      -------
     Net cash provided by operating activities            194,399      249,381
                                                          -------      -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                    (67,969)     (58,297)
  Proceeds from sales of plant and equipment                4,260        3,216
  Proceeds from divestitures                                3,167       10,200
  Business acquisitions, holdbacks and other
   settlements of acquisition related liabilities         (27,216)    (257,556)
  Dividends and fees from unconsolidated affiliates         2,507        2,583
  Other, net                                               (1,719)       5,153
                                                          -------      -------
     Net cash used in investing activities                (86,970)    (294,701)
                                                          -------      -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from borrowings                                248,961      680,144
  Repayment of debt                                      (367,356)    (612,779)
  Financing costs                                              --      (12,461)
  Exercise of stock options                                 9,847        7,442
  Cash overdraft                                            1,119      (17,026)
                                                          -------      -------
     Net cash (used in) provided by financing activities (107,429)      45,320
                                                          -------      -------
Change in cash
  Cash - Beginning of period                             $     --     $     --
  Cash - End of period                                         --           --
                                                          -------      -------
                                                         $     --     $     --
                                                          =======      =======
See attached notes

Notes:

(a) Selling, distribution, and administrative expenses for the three months and year ended March 31, 2002 reflect the settlement of litigation, net of previously established reserves, of $8.5 million ($5.7 million after-tax) related to litigation brought about by Praxair, Inc. against the Company in July 1996.

(b) Special charges of $2.7 million ($1.7 million after-tax) for the year ended March 31, 2003 consist of a first quarter restructuring charge related to the integration of the business acquired from Air Products and costs related to the consolidation of certain of the Company's procurement functions. The special charges include facility exit costs associated with the closure of certain Airgas facilities and severance for approximately 130 employees.

   On February 28, 2002, the Company completed its acquisition of the majority of the U.S. packaged gas business of Air Products and Chemicals, Inc.

(c) In connection with the adoption of SFAS 142, the year ended March 31, 2002 includes a $59 million non-cash charge recorded as the cumulative effect of a change in accounting principle for the write-down of goodwill to its fair value. The impaired goodwill was not deductible for taxes, and consequently, no tax benefit was recorded in relation to the charge.

(d) The Company participates in a securitization agreement with two commercial banks to sell up to $175 million of qualified trade receivables. Net proceeds from the securitization were used to reduce borrowings under the Company's revolving credit facilities. The amount of outstanding receivables under the agreement was $158.9 million and $134 million at March 31, 2003 and March 31, 2002, respectively.

(e)  Business segment information for the Company's Distribution and Gas
   Operations segments is shown below:

                                Three Months Ended                        Three Months Ended
                                  March 31, 2003                            March 31, 2002
                                  --------------                            --------------

(In thousands)        Dist.     Gas Ops.  Elim      Combined    Dist.     Gas Ops.  Elim      Combined
                      ----      -------   ----      --------    ----      -------   ----      --------
Gas and rent          $216,798  $40,990   $(9,619)  $248,169    $189,947  $37,049   $(7,338)  $219,658
Hardgoods              193,235    1,500        --    194,735     195,892      595      (188)   196,299
                       -------   ------    ------    -------     -------   ------    ------    -------
  Total net sales      410,033   42,490    (9,619)   442,904     385,839   37,644    (7,526)   415,957

Cost of Products
 sold, excl.
 deprec. expense       198,973   20,402    (9,619)   209,756     195,517   16,689    (7,526)   204,680
Selling, distribution
 and administrative
 expenses              159,197   15,592              174,789     150,688   15,145              165,833
Depreciation expense    14,901    2,873               17,774      14,468    2,820               17,288
Amortization expense     1,315      112                1,427       1,805      135                1,940
                       -------   ------              -------     -------   ------              -------
Operating income        35,647    3,511               39,158      23,361    2,855               26,216


                                     Year Ended                                Year Ended
                                   March 31, 2003                            March 31, 2002
                                   --------------                            --------------

(In thousands)         Dist.     Gas Ops.   Elim      Combined      Dist.      Gas Ops.  Elim        Combined
                       ----      -------    ----      --------      ----       -------   ----        --------
Gas and rent         $  863,975  $178,622  $(37,067)  $1,005,530  $  707,435  $170,687  $(31,163)  $  846,959
Hardgoods               778,101     5,227    (1,894)     781,434     786,832     2,907      (651)     789,088
                      ---------   -------   -------    ---------   ---------   -------   -------    ---------
 Total net sales      1,642,076   183,849   (38,961)   1,786,964   1,494,267   173,594   (31,814)   1,636,047

Cost of Products
 sold, excl.
 deprec. expense        806,320    82,957   (38,961)     850,316     770,094    80,473   (31,814)     818,753
Selling, distribution
 and administrative
 expenses               634,580    63,648               698,228     559,468    59,848                619,316
Depreciation expense     62,071    11,411                73,482      53,701    11,084                 64,785
Amortization expense      5,877       485                 6,362       7,574       586                  8,160
Special charges           2,694        --                 2,694          --        --                     --
                      ---------   -------             ---------   ---------   -------              ---------
Operating income        130,534    25,348               155,882     103,430    21,603                125,033


The elimination entries represent inter-company sales from the Company's Gas
Operations segment to its Distribution segment. The Company previously reflected these elimination entries within the Gas Operations segment.

Reconciliation of Non-GAAP Financial Measures
---------------------------------------------

  Adjusted Debt Reduction:
  -----------------------

  Reconciliation of the change in debt per the Balance Sheet to debt reduction adjusted for off-balance sheet and non-cash items ("adjusted debt"):

                                               Year Ended
   Amounts in thousands                      March 31, 2003
                                             --------------
   Reduction in debt per the Balance Sheet   $(106,320)

   Increase in funding under the trade
    receivables securitization program          24,900

   Change in fair value of debt related to
   interest rate swap agreements (non-cash)    (13,541)
   Other                                        (1,066)
                                              --------
   Adjusted debt reduction                   $ (96,027)
                                              ========

  Free Cash Flow:

  Reconciliation of net cash provided by operating activities per the Consolidated Statement of Cash Flows to Free Cash Flow:

                                                Year Ended         Year Ended
   Amounts in thousands                       March 31, 2003     March 31, 2002
                                              --------------     --------------
   Net cash provided by operating activities     $194,399            $249,381

   Plus:
   Dividends and fees from equity affiliates        2,507               2,583

   Less:
   Cash provided by the securitization of
    trade receivables                             (24,900)            (60,800)
   Capital expenditures                           (67,969)            (58,297)
                                                  -------             -------
   Free Cash Flow                                $104,037            $132,867
                                                  =======             =======

  Free Cash Flow is a measure of the Company's ability to generate cash from continuing operations, which can be used at management's discretion for acquisitions, the repayment of debt or to support other investing and financing activities.